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                                                                   EXHIBIT 9(f)

                              PARTICIPATION AGREEMENT
                                       AMONG
                               ST. CLAIR FUNDS, INC.
                                        AND
                      KEMPER INVESTORS LIFE INSURANCE COMPANY
                                        AND
                         HUNTLEIGH FUND DISTRIBUTORS, INC.


     THIS AGREEMENT, made and entered into this_______ day of __________ 1997 by and among St. Clair Funds, Inc. a Maryland corporation (the "Fund"); Kemper Investors Life Insurance Company, an Illinois corporation (the "Company"), on its own behalf and on behalf of each separate account of the Company named in
Schedule 1 to this Agreement as in effect at the time this Agreement is executed and such other separate accounts that may be added to Schedule 1 from time to time in accordance with the provisions of Article X of this Agreement (each such account and sub-account thereof referred to as the "Account"); and Huntleigh Fund Distributors, Inc., a corporation organized under the laws of Missouri (the "Distributor").

     WHEREAS, the Fund is engaged in business as an open-end management investment company, and certain series of the Fund were established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively referred to herein as "Variable Insurance Products," the owners of such products being referred to herein as "Product Owners") to be offered by insurance companies which have entered into participation agreements with the Fund ("Participating Insurance Companies"); and

     WHEREAS, the common stock of the Fund (the "Fund shares") consists of separate series, each such series representing an interest in a particular managed portfolio of securities and other assets, and this Agreement relates to those series of the Fund set forth on Schedule 3 to this Agreement as such
Schedule 3 to this Agreement may be amended by mutual written agreement of the parties (referred to herein as the "Series"); and

     WHEREAS, the Fund has filed with the Securities and Exchange Commission (the "SEC") and the SEC has declared effective a registration statement (referred to herein as the "Fund Registration Statement" and the prospectus contained therein, or filed pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), referred to herein as the "Fund Prospectus") on Form N-1A to register the Series as open-end management investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Fund shares under the 1933 Act; and

     WHEREAS, the Company has filed or will file a registration statement with the SEC to register under the 1933 Act interests in certain variable life insurance policies and/or variable annuity contracts described in Schedule 2 to this Agreement as in effect at the time this


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Agreement is executed and such other variable life insurance policies and/or variable annuity contracts which may be added to Schedule 2 from time to time in accordance with the terms and provisions of the Agreement, unless such interests are exempt from registration under the 1933 Act (such policies and contracts shall be referred to herein collectively as the "Contracts," each such registration statement for a class or classes of contracts listed on Schedule 2 being referred to as the "Contracts Registration Statement," and the prospectus with respect to the offering of the Contracts being referred to as the "Prospectus" and the owners of such contracts, as distinguished from all Product Owners, being referred to as "Contract Owners"); and

     WHEREAS, the Accounts are validly existing separate accounts, duly authorized by resolution of the Board of Directors of the Company to set aside and invest assets attributable to the Contracts; and

     WHEREAS, the Company has registered or will register each Account with the SEC as a unit investment trust under the 1940 Act before certain Contracts are issued by the Account, unless such Account is exempt from registration under the 1940 Act; and

     WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Distributor and the Fund have entered into an agreement (the "Fund Distribution Agreement") pursuant to which the Distributor will distribute Fund shares; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Series on behalf of the Accounts to fund the Contracts, and the Distributor is authorized to sell such shares to the Accounts at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

ARTICLE I.  SALE OF FUND SHARES

     1.1 The Distributor agrees to sell to the Company those shares of the Series which the Company orders on behalf of the Account, executing such orders on a daily basis in accordance with Section 1.4 of this Agreement.

     1.2 The Fund agrees to make the shares of the Series available for purchase by the Company on behalf of the Account at the then applicable net asset value per share on Business Days as defined in Section 1.4 of this Agreement, and the Fund shall use best efforts to calculate such net asset value on each such Business Day. Notwithstanding any other provision in this Agreement to the contrary, the Board of Directors of the Fund (the "Fund Board") may suspend or terminate the offering of Fund shares, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Fund Board acting in good faith and in light of its fiduciary duties under Federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of any Series (it being understood that "shareholders" for this purpose shall mean Product Owners).

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     1.3  The Fund agrees to redeem, at the Company's request, any full or fractional shares of the Series held by an Account or the Company, executing such requests at the net asset value on a daily basis in accordance with Section
1.4 of this Agreement, the applicable provisions of the 1940 Act and the then currently effective Fund Prospectus. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder, or the then currently effective Prospectus.

     1.4 (a) For purposes of Sections 1.1, 1.2 and 1.3, the Company shall be the designee of the Fund for the limited purpose of receiving redemption and purchase requests from each Account (but not from the general account of the Company) based on transactions in the Account's securities or units, and receipt on any Business Day by the Company as such designee of the Fund prior to the time prescribed in the current Fund Prospectus (which as of the date of execution of this Agreement is 4:00 p.m., Eastern time) shall constitute receipt by the Fund on that same Business Day, provided that the Fund receives notice of such redemption or purchase request by 9:00 a.m., Eastern time, on the next following Business Day. For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Series calculate their respective net asset values pursuant to rules of the SEC.

          (b) The Company shall pay for shares of each Series on the same day that it places an order with the Fund to purchase those shares. Payment for Fund shares will be made by the Account or the Company in Federal Funds transmitted to the Fund by wire to be received no later than 4:00 p.m., Eastern time, on the day the Fund is properly notified of the purchase order for shares (unless sufficient proceeds are available from redemption of shares of other Series). The Fund will, upon receipt of notice of the purchase order, inform the Fund's investment adviser of such order. In the event that the payment is not received by the Fund by 4:00 p.m., Eastern time, on the same day the Company places an order with the Fund, the Company will reimburse the Fund for all interest, charges, costs, fees or other expenses, if any, imposed on the Fund, and for all losses, if any, incurred by the Fund as a result of such delayed payment.

          (c) Payment for shares of each Series redeemed by an Account or the Company will be made in Federal Funds transmitted to the Company by wire on the next Business Day after the Fund is notified of the redemption order for shares, provided such notification is received by the Fund by 4:00 p.m., Eastern time (unless redemption proceeds are applied to the purchase of shares of other Series). If payment in Federal Funds for any redemption order is received by
the Company after [      ] p.m., Eastern time on the next Business Day after the
Fund is notified of the redemption order, the Fund shall promptly upon the Company's written request, reimburse the Company for any charges, costs, fees, interest, or other expenses incurred by the Company as a result of such failure to provide redemption proceeds within the specified time. The Fund reserves the right to delay payment of redemption proceeds (i) under circumstances which would entitle the Company to delay payment of redemption proceeds to the separate accounts or (ii) when disposition of portfolio securities to pay redemption proceeds would be a material detriment to the Fund's performance and the Fund provides notice to the Company of the postponement of payment and of the date on which payment will be made. In no event may such payment be delayed longer than the period

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permitted under Section 22(e) of the 1940 Act and any such payments will be delayed on a pro rata basis among the Company and other Participating Insurance Companies. Neither the Fund nor the Distributor shall bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds to Contract Owners; the Company alone shall be responsible for such action.

     1.5 Issuance and transfer of Fund shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Purchase and redemption orders for Fund shares will be recorded in an appropriate ledger for the Accounts.

     1.6 The Fund shall furnish notice as soon as reasonably practicable to the Company of any income dividends or capital gain distributions payable on any shares of the Series. The Company, on its behalf and on behalf of the Accounts, hereby elects to receive all such dividends and distributions as are payable on any shares of the Series in the form of additional shares of that Series. The Company reserves the right, on its behalf and on behalf of the Accounts, to revoke this election and to receive all such dividends and distributions in cash. The Fund shall notify the Company of the number of shares of the Series so issued as payment of such dividends and distributions. The Fund shall to the extent practicable provide advance notice to the Company of any date on which the Fund reasonably expects to make a dividend distribution.

     1.7 The Fund shall use its best efforts to make the net asset value per share for each Series available to the Company by 6:00 p.m., Eastern Time, each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Series is calculated, and shall calculate such net asset value in accordance with the then currently effective Fund Prospectus. Any material error in the calculation or reporting of net asset value per share shall be reported immediately upon discovery to the Company. In such event the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share and the Fund or the Fund's investment adviser shall bear the cost of correcting such errors.
Neither the Fund, any Series, the Distributor, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Fund or the Distributor.

     1.8 The Fund and the Distributor agree that Fund shares will be sold only to Participating Insurance Companies and their separate accounts or such other persons, including qualified pension plans, as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. The Fund and the Distributor will not sell Fund shares to any insurance company, separate account or other persons unless an agreement complying with Article VI of this Agreement is in effect to govern such sales. No shares of any Series will be sold directly to the general public.

     1.9 (a) Until this Agreement is terminated pursuant to Article IX, the Company shall promote the Fund on the same basis as other funding vehicles available under the Contracts. Funding vehicles other than those listed on Schedule 3 to this Agreement may be available for the investment of the cash value of the Contracts, provided, however, (i) any such vehicle or series thereof has

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               investment objectives and policies that are substantially
               different from the investment objectives and policies of the Series available hereunder; (ii) the Company gives the Fund and the Distributor 45 days written notice of its intention to make such other investment vehicle available as a funding vehicle for the Contracts; or (iii) unless such other vehicle was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company has so informed the Fund and the Distributor prior to their signing this Agreement, the Fund or Distributor consents in writing to the use of such other vehicle, such consent not to be unreasonably withheld.

          (b) The Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law) take any action to operate the Accounts as management investment companies under the 1940 Act.

          (c) The Company shall not, without prior notice to the Distributor and the Fund (unless otherwise required by applicable law), induce Contract Owners to change or modify the Fund or change the Fund's distributor or investment adviser.

ARTICLE II.  REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

     2.1 The Company represents and warrants (a) that the Contracts are registered under the 1933 Act or will be so registered before the issuance thereof, (b) that the Contracts will be issued in compliance in all material respects with all applicable Federal securities and state insurance and securities laws, and (c) that the Company will require of every person distributing the Contracts that the Contracts be offered and sold in compliance in all material respects with all applicable Federal and state laws and regulations promulgated thereunder. The Company further represents and warrants that it is an insurance company duly organized, validly existing and in good standing under applicable law and that it has legally and validly authorized the Accounts as separate accounts under applicable state insurance laws and regulations. The Company further represents that for Accounts which are governed by the 1940 Act, the Company has registered or, prior to the issuance of any Contracts, will register such Accounts as such unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as separate accounts for the Contracts so requiring a registered account, and that it will maintain such registration for so long as such Contracts are outstanding.

     2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement are and shall remain registered under the 1933 Act and are duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under and in compliance with the 1940 Act for so long as the Fund shares are sold. The Fund further represents and warrants that it is a Maryland corporation duly organized, validly existing and in good standing under the laws of Maryland.

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     2.3  The Fund represents that it and each Series currently qualifies and will make every effort to continue to qualify as a Regulated Investment Company under Subchapter M of the Code, and to maintain such qualification (under Subchapter M or any successor or similar provision), and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     2.4 The Fund represents that it will comply with Section 817(h) of the Code, and all regulations issued thereunder so that the Contracts will be treated as variable contracts under the Code. The Fund will notify the Company immediately upon having a reasonable basis for believing that the Fund has ceased to so comply or that the Fund might not so comply in the future. In the event of a breach of this Section 2.4 by the Fund, the Fund will take all reasonable steps to adequately diversify its portfolio within the grace period provided by Code regulations. To the extent feasible, the Fund will also adjust its investments to comply with such other provisions of the Code and regulations issued thereunder as necessary to ensure that the Contracts will be treated as variable contracts under the Code.

     2.5 The Company represents that the Contracts currently are, and at the time of issuance will be, treated as variable contracts under applicable provisions of the Code. The Company shall make every effort to maintain such treatment and shall notify the Fund and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.6 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of any state. The Company alone shall be responsible for informing the Fund of any investment restrictions imposed by state insurance law and applicable to the Fund; provided, however, that upon being so informed by the Company, the Fund shall abide by such investment restrictions.

     2.7 The Distributor represents and warrants that the Distributor is duly registered as a broker-dealer under the 1934 Act, a member in good standing with the NASD, and duly registered as a broker-dealer under applicable state securities laws; its operations are in compliance with applicable law, and it
will distribute the Fund shares according to applicable law.   The Distributor
represents and warrants that it shall remain duly registered under all applicable federal and state securities laws as required to perform its obligations under this Agreement.

     2.8 Each party to this Agreement represents and warrants that it is not aware of any pending or threatened litigation matter or claim or regulatory proceeding, investigation or inquiry, involving such party or any of its affiliates, the outcome of which would have a material adverse effect on this Agreement or the transactions completed thereunder.

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     2.9  The Company represents and warrants that all of its directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Accounts are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Accounts in an amount not less than [$5 million]. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Distributor in the event that such coverage no longer applies.

     2.10 To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have the Fund Board and a majority of Fund Board members who are not interested persons of the Fund formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS; SALES MATERIALS AND OTHER INFORMATION

     3.1 The Distributor shall provide the Company with as many copies of the current Fund Prospectus (describing only the Series listed on Schedule 3 attached to this Agreement) as the Company may reasonably request.

     3.2 The Fund Prospectus shall state that the Statement of Additional Information for the Fund ("Statement") is available from the Distributor (or, in the Fund's discretion, the Fund Prospectus shall state that such Statement is available from the Fund), and the Distributor (or the Fund) shall provide such Statement free of charge to the Company and to any outstanding or prospective Contract Owner who requests such Statement.

     3.3 The Fund shall provide the Company at the Fund's expense with copies of its proxy material, shareholder reports and other communications to shareholders in such quantities as the Company shall reasonably request for distributing to Contract Owners.

     3.4 The Company shall furnish to the Fund each piece of sales literature or other promotional material, if any, in which a Series, the Fund or the Distributor is named, at least eight Business Days prior to its use. No such material shall be used if the Fund or the Distributor reasonably objects to its use within five Business Days after receipt of such material. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Series thereof) or the Distributor is named, and no such material shall be used if the Fund or its designee so object.

     3.5 The Fund shall furnish to the Company each piece of sales literature or promotional material, if any, in which the Company is named, at least eight Business Days prior to its use. No such material shall be used if the Company objects to its use within five Business Days after receipt of such materials. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company is named, and no such material shall be used if the Company objects.

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     3.6  The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund other than the information or representations contained in the Fund Registration Statement or Fund Prospectus, as such Fund Registration Statement, Fund Prospectus, as applicable, may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the prior permission of the Fund or its designee.

     3.7 The Fund and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account or the Contracts other than the information or representations contained in the Prospectus, as such Prospectus may be amended or supplemented from time to time, or in published reports of the Accounts which are in the public domain or approved by the Company for distribution to Contract Owners, or in sales literature or other promotional material approved by the Company, except with the prior permission of the Company.

     3.8 The Fund will provide to the Company at least one complete copy of all Fund Registration Statements, Fund Prospectuses, Statements of Additional Information, annual and semi-annual reports and other reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Fund or Fund shares, promptly after the filing of such document with the SEC or other regulatory authorities.

     3.9 The Company will provide to the Fund at least one complete copy of all Registration Statements, reports, sales literature and other promotional materials, if any, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Contracts to which Contract purchase payments and value are allocable, promptly after the filing of such document with the SEC or other regulatory authorities.

     3.10 For purposes of this Article III, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, electronic media, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, Statements of Additional Information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act.

ARTICLE IV.  VOTING

     To the extent required by law, the Company shall:

     (a)  solicit voting instructions from Contract Owners;


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     (b)  vote shares of each Series attributable to Contract Owners in accordance with instructions or proxies timely received from such Contract Owners;

     (c) vote shares of each Series attributable to Contract Owners for which no instructions have been received in the same proportion as shares of such Series for which instructions have been timely received; and

     (d) vote shares of each Series held by the Company on its own behalf or on behalf of the Account that are not attributable to Contract Owners in the same proportion as shares of such Series for which instructions have been timely received.

          The Company reserves the right to disregard the voting instructions of Contract Owners to the extent such action is permitted by Rules 6e-2 or 6e-3(T) under the 1940 Act and is permitted under applicable state insurance laws.

          The Fund shall notify the Company of the Fund's intent to file proxy solicitation materials with the SEC as soon as practicable prior to such filing and shall notify the Company of any shareholder proposal upon its inclusion in the proxy solicitation materials filed with the SEC.

ARTICLE V.  FEES AND EXPENSES

     5.1 The Fund and Distributor shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Series adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then the Distributor may make payments to the Company in amounts agreed to by the Company and the Distributor in writing. Currently, no such payments are contemplated. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or in the contravention of such rule, although it may make payments pursuant to Rule 12b-1 in the future. [OPEN ISSUE]

     5.2 The Fund and the Company shall bear the expenses set forth opposite their respective names on Schedule 4 to this Agreement. All expenses incident to performance by the Fund under this Agreement (including expenses expressly assumed by the Fund pursuant to this Agreement) shall be paid by the Fund to the extent permitted by law.

ARTICLE VI.  POTENTIAL CONFLICTS

     The parties to this Agreement acknowledge that the Fund has filed an application with the SEC to request an order granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies. The parties to this Agreement agree that the conditions or undertakings specified in such application and that may be imposed on the Company, the Fund and/or the Distributor by virtue of such order shall be incorporated herein by this reference, as of the date such order is granted, as though set forth herein in full, and such parties agree to comply

                                          9
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with such conditions and undertakings to the extent applicable to each such party. The Fund and the Distributor will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same material conditions and undertakings incorporated by reference herein on the parties to such agreement.

     If and to the extent that Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as contemplated in the order applied for by the Fund) on terms and conditions materially different from those contained in said order, then:
(a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended and Rule 6e-3, as adopted, to the extent such rules are applicable; (b)
Article IV of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to said Article is contained in such Rule(s) as so amended or adopted; and (c) this Agreement shall be otherwise amended as required by such change in law.

ARTICLE VII.  INDEMNIFICATION

     7.1  INDEMNIFICATION BY THE COMPANY

          The Company agrees to indemnify and hold harmless the Fund and the Distributor, and each person who controls or is affiliated with the Fund or the Distributor, within the meaning of such terms under the federal securities laws, and any officer, trustee, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or settlements):

     (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Fund or the Distributor, or any person controlling or affiliated with such entities (or a person authorized in writing to do so on behalf of such entities) for use in the Registration Statement, or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

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     (b)  arise out of or are based upon any untrue statement or alleged untrue statement of a material fact by or on behalf of the Company (other than statements or representations made by the Fund or the Distributor, or any person controlling or affiliated with such entities, or contained in the Fund Registration Statement, or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control with respect to the sale or distribution of the Contracts or Fund shares; or

     (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund Registration Statement, or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of the Company; or

     (d) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

     (e) arise out of any material breach by the Company of this Agreement, including but not limited to a breach of any of the representations and/or warranties made by Company hereunder, or any failure to transmit a request for redemption or purchase of Fund shares on a timely basis in accordance with the procedures set forth in Article I.

This indemnification will be in addition to any liability which the Company may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

     7.2  INDEMNIFICATION BY THE FUND AND THE DISTRIBUTOR

     The Fund and the Distributor, jointly and severally, agree to indemnify and hold harmless the Company and each person who controls or is affiliated with the Company, within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the Company, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities (or settlements):

     (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement (or any amendment or supplement thereto) or sales literature or other promotional material of the Fund, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Fund or the Distributor, by the Company or any person controlling or affiliated with the Company (or a person authorized in writing to do so on behalf of the Company) for use in the Fund Registration Statement (or any amendment or supplement thereto), or sales literature for the Fund or otherwise for use in connection with the sale of the Contracts or Fund shares: or

     (b) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact by or on behalf of the Distributor or the Fund (other than statements or representations made by the Company or any person controlling or affiliated with the Company or contained in the Registration Statement or sales literature or other promotional material for the Contracts not supplied by the Distributor or the Fund or persons under their control) or wrongful conduct of the Distributor or persons under its control with respect to the sale or distribution of the Contracts or Fund shares; or

     (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or sales literature or other promotional material for the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by or on behalf of the Distributor or the Fund to the Company; or

     (d) arise out of any material breach by the Distributor or the Fund of this Agreement, including but not limited to a breach of any of the representations and/or warranties made by the Distributor or the Fund hereunder; or

     (e) arise out of the Fund's failure to continue to qualify as a Regulated Investment Company under Subchapter M of the Code or the Fund's failure to comply with Section 817(h) of the Code and the regulations issued thereunder.

This indemnification will be in addition to any liability which the Fund and the Distributor may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

     7.3  INDEMNIFICATION PROCEDURES

     After receipt by a party entitled to indemnification ("indemnified party") under this Article VII of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article VII ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article VII, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others entitled pursuant to this Agreement to such representations as the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

      A successor by law of the parties to the Agreement shall be entitled to the benefits of the indemnification contained in this Article VII. The indemnification provisions contained in this Article VII shall survive any termination of this Agreement

ARTICLE VIII.  APPLICABLE LAW

     8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the state of Michigan, without giving effect to the principles of conflicts of laws.

     8.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, where applicable, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.

ARTICLE IX.  TERMINATION

     9.1  This Agreement shall terminate:

          (a) at the option of any party upon six months' advance written notice to the other parties, such termination to be effective no earlier than one year following the date on which the first Contract is issued; or

          (b) at the option of the Company, if the Company reasonably determines in good faith that shares of the Fund are not registered, issued or sold in accordance with applicable federal or state law in such a way as to meet the requirements of the Contracts or are otherwise inconsistent with the Company's legal obligations to Contract Owners; or

          (c) at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Fund shares, or an expected or anticipated ruling, judgment or outcome which would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder; or

          (d) at the option of the Company upon institution of formal proceedings against the Fund by the NASD, the SEC, or any state securities or insurance commission or any other regulatory body; or

          (e) at the option of the Company upon the breach by the Fund or the Distributor of any material provision of this Agreement, and at the option of the Fund upon the breach by the Company of any material provision of this Agreement; or

          (f) at the option of the Company in the event that due to future changes in the wording or interpretation of Federal or state statues relating to permissible activities of banks and their subsidiaries or affiliates, Munder Capital Management is prohibited or restricted from providing services to the Fund and the Fund is unable to retain a replacement investment adviser within 180 days of such change that is reasonably acceptable to the Company; or

          (g) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable Federal and/or state law; or

          (h) by either the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of (i) all Product Owners or (ii) the interests of the Participating Insurance Companies investing in the Fund.

          (i) at the option of the Company upon termination of the Fund's Servicing Agreement with the Company; or

          (j) at the option of the Fund or the Distributor following consultation with the Fund Board by written notice to the Company, if either one or both of the Fund or the Distributor, respectively, shall determine, in their sole judgment exercised in good faith, that the Company and/or its affiliated companies have suffered a material adverse change in their business, operations, financial condition, or prospects since the date of this Agreement or are the subject of material adverse publicity; but no termination shall be effective under this subsection (j) until the Company has been afforded a reasonable opportunity to respond to a statement by the Fund or the Distributor concerning the reason for notice of termination hereunder; or

          (k) at the option of the Company by written notice to the Fund and the Distributor, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Distributor has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; but no termination shall be effective under this subsection (k) until the Fund and the Distributor have been afforded a reasonable opportunity to respond to a statement by the Company concerning the reason for notice of termination hereunder; or

          (l) in the event this Agreement is assigned without the prior written consent of the Company, the Fund, or the Distributor, termination shall be effective immediately upon such occurrence without notice, or such other time as stipulated by the party not effecting the assignment.

     In the event of termination of this Agreement pursuant to Section 9.1(f),
(i), or (l), the Fund agrees to bear the cost of filing with the SEC a substitution application or such other documentation as may be required as a result of such termination.

     9.2 NOTICE REQUIREMENT Except as otherwise provided in Section 9.1, no termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate which notice shall set forth the basis for such termination. Furthermore:

          (a)  in the event that any termination is based upon the provisions of
Article VI or the provisions of Section 9.1(a) of this Agreement, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and

          (b)  in the event that any termination is based upon the provisions of
Section 9.1(c) or 9.1(d) of this Agreement, such prior written notice shall be given at least ninety (90) days before the effective date of termination, unless a shorter period is required by the Company's obligations under state law to Contract Owners.

     9.3 Except as necessary to implement Contract Owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account).

     9.4 EFFECT OF TERMINATION Notwithstanding any termination of this Agreement, the Fund shall, at the option of the Company, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts") for so long after the termination of this Agreement as the Company desires; PROVIDED, HOWEVER, that the obligation to make such additional shares of the Series available shall continue only for two years after the termination of this Agreement. Specifically, without limitation, if the Company elects to continue purchasing additional shares of the Series, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts pursuant to the terms and conditions of this Agreement.

ARTICLE X.  APPLICABILITY TO NEW ACCOUNTS AND NEW CONTRACTS

The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts and to add new separate accounts and classes of variable life insurance policies and/or variable annuity contracts to be issued by the Company through a separate account investing in the Fund. The provisions of this Agreement shall be equally applicable to each such separate account and class of contracts or policies, unless the context otherwise requires.

ARTICLE XI.  NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Fund:

          c/o  Munder Capital Management
          480 Pierce Street
          Birmingham, MI  48009
          Attn:  Lee Munder


     If to the Company:

          Kemper Investors Life Insurance Company
          1 Kemper Drive
          Long Grove, IL 60049
          Attn:

     If to the Distributor:

          Huntleigh Fund Distributors, Inc.
          222 South Central Avenue
          Suite 300
          St. Louis, MO 63141
          Attn:

ARTICLE XII.  MISCELLANEOUS

     12.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.2 This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

     12.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.4 The Company, the Fund and the Distributor shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.5 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party, and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

     This Agreement may not be assigned by any party without the written consent of all parties.


                                   ST. CLAIR FUNDS, INC.

                                   By:
                                        ------------------------------
                                   Name:
                                   Title:


                                   KEMPER INVESTORS LIFE INSURANCE COMPANY


                                   By:
                                        ------------------------------
                                   Name:
                                   Title:

                                   HUNTLEIGH FUND DISTRIBUTORS, INC.


                                   By:
                                        ------------------------------
                                        Name:
                                        Title:

                                     SCHEDULE 1

                                 SEPARATE ACCOUNTS

                                     SCHEDULE 2

                          VARIABLE LIFE INSURANCE POLICIES













                             VARIABLE ANNUITY CONTRACTS

                                     SCHEDULE 3

                                       SERIES


                          MUNDER S&P 500 INDEX EQUITY FUND
                        MUNDER S&P MIDCAP INDEX EQUITY FUND
                       MUNDER S&P SMALLCAP INDEX EQUITY FUND
                          MUNDER AGGREGATE BOND INDEX FUND
                             MUNDER FOREIGN EQUITY FUND

                                     SCHEDULE 4

                                      EXPENSES





1. In the event the prospectus, SAI, annual report or other communication of the Fund is combined with a document of another party, the Fund will pay the costs based upon the relative number of pages attributable to the Fund.


           ITEM                           FUNCTION                  RESPONSIBLE
                                                                       PARTY
 PROSPECTUS

 Update                    Typesetting                               Fund (1)


      New Sales:           Printing                                   Company

                           Distribution                               Company

      Existing             Printing                                  Fund (1)
      Owners:
                           Distribution                              Fund (1)

 STATEMENT OF
 ADDITIONAL                          Same as Prospectus                Same
 INFORMATION

 ANNUAL REPORTS &
 OTHER COMMUNICATIONS
 WITH SHAREHOLDERS
 OF THE FUND

 All                       Typesetting                               Fund (1)


        Marketing:         Printing                                   Company

                           Distribution                               Company

     Existing Owners:      Printing                                  Fund (1)

                           Distribution                              Fund (1)

 OPERATIONS OF FUND        All  operations and related expenses,
                           including  the  cost  of registration       Fund
                           and  qualification  of  the  Fund's
                           shares, preparation and filing of the
                           Fund's  prospectus  and  registration
                           statement,  proxy  --  materials  and
                           r e ports,  the  preparation  of  all
                           statements  and  notices  required by
                           any  federal  or  state  law  and all
                           taxes  on  the issuance of the Fund's
                           shares,  and  all costs of management
                           of the business affairs of the Fund.